EXHIBIT 99.1


                        INTERVEST BANCSHARES CORPORATION
                 10 ROCKEFELLER PLAZA/NEW YORK, N.Y. 10020-1903
                    TEL: (212) 218-2800/ FAX: (212) 218-2808

A FINANCIAL HOLDING COMPANY                      JEROME DANSKER   CHAIRMAN
                                                 LOWELL S. DANSKER VICE CHAIRMAN
                                                 LAWRENCE G. BERGMAN DIRECTOR

(BW) (INTERVEST-BANCSHARES) (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------

             COMPLETES THE SALE OF $15 MILLION OF CAPITAL SECURITIES
             -------------------------------------------------------

       Business Editors - New York - (Business Wire - September 17, 2003)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today announced that it has sold trust preferred securities in the aggregate amount of $15 million through FTN Financial Capital Markets, a division of First Tennessee Bank National Association. The securities issued in the offering were sold to institutional investors in a private transaction, pursuant to an applicable exemption from registration under the Securities Act of 1933. This represents the second trust preferred transaction that the Company has completed.

     The securities bear interest at a fixed rate of 6.75% per annum for the first five years and thereafter at a floating rate based on LIBOR and mature in 30 years. The securities can be redeemed by the Company at anytime after five years. The Company will use the proceeds for working capital and investment in its wholly owned subsidiaries.

     The principal subsidiary of the Company is Intervest National Bank, which is a nationally chartered, full-service commercial bank that has its headquarters and full-service banking office in Rockefeller Center, in New York City, and a total of five full-service banking offices in Florida - of which four are in Clearwater and one is in South Pasadena. The addition of Tier 1 capital to Intervest National Bank will give the Bank the potential to grow deposits and potentially increase the Bank's future earnings, and accordingly the future earnings per share of the Company.

     Since 1996, Intervest Bancshares Corporation's consolidated assets have grown at an annualized rate of approximately 35%, to $750,000,000 as of June 30, 2003, and book value per common share has increased 79% to $12.23 in the same time frame.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state. Intervest Bancshares Corporation is a registered financial holding company. Its subsidiaries are: Intervest National Bank, Intervest Mortgage Corporation, a mortgage investment company and Intervest Securities Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution.

INTERVEST BANCSHARES CORPORATION'S CLASS A COMMON STOCK IS LISTED ON THE NASDAQ
                                   SMALL CAP:
                               TRADING SYMBOL IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed in this press release are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the Securities and Exchange Commission for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT:
JEROME DANSKER, CHAIRMAN, INTERVEST BANCSHARES CORPORATION
10 ROCKEFELLER PLAZA, SUITE 1015, NEW YORK, NEW YORK 10020 (212-218-2800) (FAX 212-218-2808)

                SUBSIDIARIES OF INTERVEST BANCSHARES CORPORATION
                              NASDAQ SYMBOL: IBCA

                                   ----------

INTERVEST NATIONAL BANK         INTERVEST SECURITIES         INTERVEST MORTGAGE
     FDIC INSURED           CORPORATION MEMBER NASD/SIPC    CORPORATION MORTGAGE
                                                                 INVESTMENTS


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